                                                                     EXHIBIT 5.1




                        [Letterhead of Latham & Watkins]

                               September 5, 1997




Chancellor Media Corporation
433 East Las Colinas Boulevard
Irving, Texas 75309


     Re:  Registration Statement on Form S-8 of Chancellor Media Corporation:
          Common Stock, par value $.01 per share


Gentlemen:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement"), which you intend to file with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of (i) 756,274 shares of Common Stock, par value $.01 per share (the "Plan Shares"), to be issued by Chancellor Media Corporation (the "Company") under the Chancellor Broadcasting Company Stock Award Plan ("Plan"), (ii) 30,302 shares of Common Stock, par value $.01 per share (the "Director Plan Shares"), to be issued by the Company under the Chancellor Holding Corp. 1994 Director Stock Option Plan ("Director Plan") and
(iii) 973,708 shares of Common Stock, par value $.01 per share (the "Management Option Shares") to be issued by the Company under each of (a) the Stock Option Grant Letter dated September 30, 1995 to Steven Dinetz from Chancellor Corporation, (b) the Stock Option Grant Letter dated September 30, 1995 to Eric
W. Neumann from Chancellor Corporation, (c) the Stock Option Grant Letter dated September 30, 1995 to Marvin Dinetz from Chancellor Corporation, and (d) the Stock Option Grant Letter dated February 14, 1997 to Carl E. Hirsch from Chancellor Broadcasting Company (the foregoing option letters, collectively, the "Management Options").

     We are familiar with the proceedings undertaken in connection with the assumption by the Company of the obligations of Chancellor Broadcasting Company in respect of options

September 5, 1997
Page 2

granted pursuant to the Plan, the Director Plan and the Management Options. Additionally, we have examined such questions of law and fact as we have considered necessary or appropriate for purposes of this opinion.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         We are opining herein as to the effect on the subject transaction of only the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability thereto or the effect thereon of any other laws or as to any matters of municipal law or any other local agencies within any state.

         Subject to the foregoing and in reliance thereon, it is our opinion that:

         (i) upon the exercise of options granted pursuant to the Plan and subject to the Company completing all actions and proceedings required on its part to be taken prior to the issuance of the Plan Shares pursuant to the Plan and the Registration Statement, including, without limitation, collection of required payment for such shares, and upon such issuance, the Plan Shares will be validly issued, fully paid and non-assessable;

         (ii) upon the exercise of options granted pursuant to the Director Plan and subject to the Company completing all actions and proceedings required on its part to be taken prior to the issuance of the Director Plan Shares pursuant to the Director Plan and the Registration Statement, including, without limitation, collection of required payment for such shares, and upon such issuance, the Director Plan Shares will be validly issued, fully paid and non-assessable; and

         (iii) upon the exercise of options granted pursuant to the Management Options and subject to the Company completing all actions and proceedings required on its part to be taken prior to the issuance of the Management Option Shares pursuant to the Management Options and the Registration Statement, including, without limitation, collection of required payment for such shares, and upon such issuance, the Management Option Shares will be validly issued, fully paid and non-assessable.

         We consent to your filing this opinion as an exhibit to the Registration Statement.


                                        Very truly yours,



                                        /s/ LATHAM & WATKINS